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                                  EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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The Board of Directors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Aviron for the registration of 1,714,286 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the consolidated financial statements of Aviron included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP



Palo Alto, California
December 3, 1997